Exhibit 10.37

ALTERNATE FORM

GSI COMMERCE, INC.

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

GSI Commerce, Inc. (the “Company”), pursuant to Section 7(c) of its 2005 Equity Incentive Plan (the “Plan”), hereby awards to you as a Participant under the Plan a Restricted Stock Unit for the number of shares (the “Shares”) set forth below (the “Award”). This Award is subject to all of the terms and conditions as set forth herein and in (i) the applicable Restricted Stock Unit Agreement and the your Restricted Stock Unit Election Agreement, both of which are attached hereto and incorporated herein in their entirety, and (ii) the Plan, which is available on the Company’s Intranet under the Legal and Human Resources sections and incorporated herein in its entirety.

Participant:
Date of Grant:
Number of Shares subject to Award:
Consideration:	Your Services to the Company

Vesting Schedule: The shares subject to this Award will vest in accordance with the following schedule; provided that the vesting will cease upon the termination of your Continuous Service:

of the total number of shares subject to the Award will vest on ☐ the Date of Grant ☐ the first annual anniversary of the Date of Grant ☐ ; and

of the total number of shares will vest ☐ annually ☐ monthly thereafter over the next years.

Change in Control: If a Change in Control occurs and as of, or within six (6) months after, the effective time of such Change in Control your Continuous Service terminates due to an involuntary termination (not including death or Disability) by the Company without Cause, then the following number of then unvested shares subject to this Award will automatically vest, if at all, immediately upon the termination of your Continuous Service:

☐	No additional unvested shares will be accelerated

☐	A number shares equal to the number of shares that would have vested over the ( ) months following such termination of Continuous Service had you remained employed by the Company, but not in excess of the number of then unvested shares covered by such Award

☐	All unvested shares subject to the Award will immediately accelerate

Parachute Payments: If any payment or benefit you would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be reduced to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order unless you elect in writing a different order (provided, however, that such election will be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of Stock Awards (as defined in the Plan); reduction of employee benefits. In the event that acceleration of vesting of Stock Award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of your Stock Awards unless you elect in writing a different order for cancellation.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control will perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, then the Company will appoint a nationally recognized accounting or consulting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such firm required to be made hereunder.

The firm engaged to make the determinations hereunder will provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by you or the Company) or such other time as requested by you or the Company. If the firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it will furnish the Company and you with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the firm made hereunder will be final, binding and conclusive upon you and the Company.

Additional Terms/Acknowledgements: You acknowledge receipt of, and understand and agree to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan. You also acknowledge receipt of the 2005 Equity Incentive Plan Prospectus. You further acknowledge that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement, the Restricted Stock Unit Election Agreement and the Plan set forth the entire understanding between you and the Company regarding the acquisition of stock in the Company pursuant to this Award and supersede all prior oral and written agreements on that subject with the exception of (i) Stock Awards (as defined in the Plan) previously granted and delivered to you under the Plan, and (ii) the following agreements only:

Other Agreements:

GSI COMMERCE, INC.		PARTICIPANT

By:
	Signature	Signature

Name:		Name:
	Print	Print

Title:		Date:

Date:

ATTACHMENTS: Restricted Stock Unit Agreement and Restricted Stock Unit Election Agreement

GSI COMMERCE, INC.

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to your Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”), GSI Commerce, Inc. (the “Company”) has granted you a Restricted Stock Unit under Section 7(c) of the GSI Commerce, Inc. 2005 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s common stock (the “Common Stock”) indicated in the Grant Notice (collectively, the “Award”). Defined terms not explicitly defined in this Agreement but defined in the Plan or Grant Notice will have the same definitions as in the Plan.

The details of your Award are as follows.

1. DISTRIBUTION OF SHARES OF COMMON STOCK. The Company will deliver to you a number of shares of Common Stock equal to the number of vested shares of Common Stock subject to your Award on the vesting date or dates provided in your Grant Notice; provided, however, that if the first vesting date occurs no sooner than 12 months following the Date of Grant specified in your Grant Notice and if, within the 30-day period following the Date of Grant indicated on your Grant Notice, you elect to defer delivery of such shares of Common Stock beyond the vesting date, then the Company will deliver such shares to you on the date or dates that you so elect (the “Settlement Date”). If such deferral election is made, the Board (or appropriate committee thereof) will, in its sole discretion, establish the rules and procedures for such deferrals.

2. CONSIDERATION. The Common Stock delivered to you on the Settlement Date shall be deemed paid, in whole or in part, in consideration of your services to the Company in the amounts and to the extent required by law.

3. VESTING. Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice; provided that vesting will cease upon the termination of your Continuous Service. Notwithstanding the foregoing, if you elect to defer receipt of the shares pursuant to Section 1 of this Agreement, then any shares subject to this Award that would otherwise vest within the 12-month period following the date of such election shall instead vest on the date that is 12 months following the date of your election to defer.

4. NUMBER OF SHARES. The number of shares of Common Stock subject to your Award referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments as set forth in the Plan.

5. CONDITIONS TO ISSUANCE AND DELIVERY OF SHARES. Notwithstanding any other provision of this Agreement or the Plan, the Company will not be obligated to issue or deliver any shares of Common Stock pursuant to this Agreement (i) until all conditions to the Award have been satisfied or removed, (ii) until, in the opinion of counsel to the Company, all applicable Federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (iv) if it might cause the Company to issue or sell more shares of Common Stock that the Company is then legally entitled to issue or sell, and (v) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company.

6. EXECUTION OF DOCUMENTS. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award. This Restricted Stock Unit Agreement shall be deemed to be signed by the Company and you upon the respective signing by the Company and you of the Restricted Stock Unit Grant Notice to which it is attached.

7. NON-TRANSFERABILITY. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Shares pursuant to Section 1 of this Agreement.

8. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, Boards of Directors or Employees to continue any relationship that you might have as a DSirector or Consultant for the Company or an Affiliate.

9. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Common Stock purchased pursuant to this Agreement until such shares are issued to you pursuant to Section 1 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

10. WITHHOLDING OBLIGATIONS.

(a) On or before the time you receive a distribution of shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize withholding from, at the Company’s election, vested shares of Common Stock distributable to you, payroll and any other amounts payable to you and otherwise agree to make adequate provision for, as

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determined by the Company, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

(b) Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such shares of Common Stock.

11. NOTICES. All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by first class mail or reputable overnight delivery service, expenses prepaid. Notice may also be given by electronic mail or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in a manner provided in the preceding sentence. Notices to the Company or the Board shall be delivered or sent to GSI’s headquarters, 935 First Avenue, King of Prussia, PA 19406, to the attention of its Chief Financial Officer and its General Counsel. Notices to any Participant or holder of shares of Common Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person’s address as it appears in the regular records of the Company or its transfer agent.

12. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

13. AMENDMENT. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Board (or appropriate committee thereof) by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board (or appropriate committee thereof) reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

14. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may not be assigned by you, except with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

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15. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control; provided, however, that Section 1 of this Agreement will govern the timing of any distribution of Shares under your Award. The Board (or appropriate committee thereof) will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board (or appropriate committee thereof) will be final and binding upon you, the Company, and all other interested persons. No member of the Board (or appropriate committee thereof) will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

16. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any subsidiary except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any subsidiary’s employee benefit plans.

17. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules.

18. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

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GSI COMMERCE, INC.

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT ELECTION AGREEMENT

Please complete this Election Agreement and return a signed copy to the Human Resources Department of GSI Commerce, Inc. (the “Company”) by                         , 20    .

NOTE: THIS ELECTION AGREEMENT MUST BE COMPLETED AND RETURNED WITHIN 30 DAYS OF THE DATE OF GRANT AS INDICATED ON THE APPLICABLE RESTRICTED STOCK UNIT GRANT NOTICE. IF THE FIRST VESTING DATE OCCURS NO SOONER THAN 12 MONTHS FOLLOWING THE DATE OF GRANT AND IF, WITHIN THE 30-DAY PERIOD FOLLOWING THE DATE OF GRANT INDICATED ON YOUR GRANT NOTICE, YOU ELECT TO DEFER DELIVERY OF SUCH SHARES BEYOND THE VESTING DATE, THEN THE COMPANY WILL DELIVER THE SHARES TO YOU ON THE DATE OR DATES THAT YOU ELECT. IN ADDITION, ANY SHARES SUBJECT TO THE AWARD THAT WOULD OTHERWISE VEST WITHIN THE 12-MONTH PERIOD FOLLOWING THE DATE OF SUCH ELECTION SHALL INSTEAD VEST ON THE DATE THAT IS 12 MONTHS FOLLOWING THE DATE OF YOUR ELECTION TO DEFER.

Defined terms not explicitly defined in this Election Agreement but defined in the Company’s 2005 Equity Incentive Plan (the “Plan”) or your Restricted Stock Unit Agreement (the “Award Agreement”) shall have the same definitions as in such documents.

Name:	SS #:

INSTRUCTIONS

In making this election, the following rules apply:

•	You may elect a Settlement Date that occurs after the date of vesting of the shares of the Company’s Common Stock (the “Shares”) subject to the applicable Restricted Stock Unit Grant Notice (the “Grant Notice”) and Award Agreement (collectively, the “Award”). The “Settlement Date” is the date as of which you will receive the Shares that you elected to defer below. Unless you timely elect otherwise on this Election Agreement, the Shares will be issued to you on the vesting date as indicated on your Restricted Stock Unit Grant Notice (the “Grant Notice”).

•	This Election Agreement is irrevocable.

•	If no Settlement Date is elected, then the issuance of vested Shares will occur upon the vesting date(s) indicated on your Grant Notice.

•	Notwithstanding any provision in this Election Form or your Grant Notice, Award Agreement or the Plan to the contrary, the issuance of the vested Shares shall be made in a manner that complies with the requirements of Code Section 409A, which may include, without limitation, deferring the payment of such benefit for six (6) months after your termination of Continuous Service; provided, however, that nothing in this paragraph shall require the payment of benefits to you earlier than they would otherwise be payable under the Award.

DEFERRAL ELECTION

I hereby irrevocably elect to defer receipt of the Shares subject to the above-referenced Award until the following date(s) and in the following increment(s). I acknowledge that only vested Shares will be issued to me and that the Settlement Date may occur after vesting. (CHOOSE ONE ALTERNATIVE BELOW)

ALTERNATIVE #1 (ON VESTING DATE):

☐  I elect to have my vested Shares issued to me on the vesting date(s) indicated on my Grant Notice.

ALTERNATIVE #2: (SPECIFIED DATE(S) — CHECK BOXES THAT APPLY)

A.	☐		___________________________________
		Number	Month Day Year

B.	☐		___________________________________
		Number	Month Day Year

C.	☐		___________________________________
		Number	Month Day Year

D.	☐		___________________________________
		Number	Month Day Year

E.	☐	Notwithstanding the election that I made in A-D above, I elect to have my vested Shares issued to me on the following date, in the event such date occurs prior to the date(s) selected above (check boxes that apply):

	☐	days following my termination of Continuous Service

	☐	Immediately upon a Change in Control

	☐	Upon the earlier of a Change in Control or days following my termination of Continuous Service

•	You may elect up to four different Settlement Dates for receipt of the Shares in increments of 25%. For example, if you have 10,000 Shares covered by your Award, you may elect up to four different Settlement Dates — one Settlement Date related to each increment of 2,500 Shares.

•	The vested Shares will be transferred to you on February 1 (or, if not a business day, the first business day thereafter) of the year in which you select to defer receipt of the Shares, unless you specifically select a different Settlement Date in that year.

ALTERNATIVE #3 (SPECIFIED EVENT – CHECK ONE BOX):

I elect to have my vested Shares issued to me on the following event (check boxes that apply):

☐              days following my termination of Continuous Service

☐ Upon the earlier of a Change in Control or      days following my termination of Continuous Service

Manner of Transfer

All of the Shares you are entitled to receive on the Settlement Date specified in this Election Agreement will be transferred to you on or as soon as practicable after such Settlement Date.

Terms and Conditions

By signing this form, you hereby acknowledge your understanding and acceptance of the following:

l.	Company Right to Early Transfer. Notwithstanding any election made herein, the Company reserves the right to transfer to you all of the vested and then unissued Shares subject to the applicable Award and subject to this Election Agreement at any time following the termination of your employment with the Company or any Affiliate.

2.	Withholding. The Company shall have the right to deduct from all deferrals or payments hereunder, any federal, state, or local tax required by law to be withheld.

3.	Nonassignable. Your rights and interests under this Election Agreement may not be assigned, pledged, or transferred other than as provided in the Plan.

4.	Bookkeeping Account. The Company will establish a bookkeeping account to reflect the number of Shares that you acquired pursuant to your Award and the Fair Market Value such Shares that are subject to this Election Agreement.

5.	Stock Certificates. Share certificates (each, a “Certificate”) evidencing the issuance of the Shares pursuant to your Award shall be issued to you as of the applicable Settlement Dates (or such earlier date payment is to be made pursuant to this Election Agreement) and shall be registered in your name. Subject to the withholding requirements outlined above, Certificates representing the unrestricted Shares will be delivered to you as soon as practicable after the Settlement Date.

6.	Change in Control. As used in this Election Agreement, “Change in Control” shall have the meaning contained in the Plan or the Award Agreement; provided however, that a distribution upon a Change in Control shall only occur if such distribution complies with the distribution requirements of Code Section 409A and the regulations promulgated thereunder.

7.	Governing Law. This Agreement shall be construed and administered according to the laws of the State of Delaware.

By executing this Election Agreement, I hereby acknowledge my understanding of and agreement with all the terms and provisions set forth in this Election Agreement.

Participant	GSI Commerce, Inc.

By:
Name:
Title:
Date:	Date: